Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

PHASEBIO PHARMACEUTICALS, INC.

PREFERRED STOCK WARRANT

This Preferred Stock Warrant (this “Warrant”) is issued as of this the 22nd day of December 2009. by PhaseBio Pharmaceuticals, Inc. a Delaware corporation (the “Company”), to [*], or any permitted assigns (the “Holder”).

1.        Issuance of Warrant; Term; Price.

  1.1.        Issuance. The Holder has made a loan to the Company in the amount of $[*] (the “Loan”) pursuant to the terms of that certain Unsecured Convertible Promissory Note dated as of November 3, 2009, (together with any and all extensions, replacements and renewals thereof, the “Note”). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase a number of shares of Series Preferred (as defined below) of the Company equal to (i) the product obtained by multiplying the original principal amount of the Note by the Coverage Percentage (as defined below), divided by (ii) the Conversion Price (as defined below). For purposes of this Warrant, the following terms shall have the following meanings:

(a)        “Conversion Price” ” means $0.873.

(b)        “Coverage Percentage” means 25%.

(f)        “Series Preferred” means shares of Series B Preferred Stock of the Company.

(i)        “Shares” means the shares of Warrant Stock issuable upon exercise of this Warrant.

(j)        “Warrant Stock” means the securities for which this Warrant may be exercisable from time to time.

1.2        Term. This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof until the earlier of (a) the effective time of any Change of Control (as defined in the Note) or (b) the date that is ten (10) years from the issue date of this Warrant referenced above.

1.3        Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to the Conversion Price as may be applicable in accordance with the terms herein and in the Note.

2.        Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide at least ten (10) days’ advance written notice (or such longer period as is specified below) upon the happening of certain events, as follows.

2.1.        Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Series Preferred of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution (except for distributions specifically provided for below in Section 2.3) then, and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2.        Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then and in each such case, the Company shall give the holder of this Warrant at least twenty (20) days advance written notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3.        Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant

Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 2.

2.4.        Conversion or Redemption of Warrant Stock. If at the time of any exercise of this Warrant there are no other shares of Warrant Stock that would otherwise be receivable upon exercise of this Warrant (such shares having been converted or redeemed), this Warrant shall be exercisable for Common Stock in the same amounts, for the same prices and on the same terms, as though the Warrant had been exercised for shares of the Warrant Stock and immediately converted into shares of Common Stock at the conversion ratio for the Warrant Stock then in effect.

2.5        Other Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, as amended or corrected, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

3.        No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4.        No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a shareholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

5.        Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6.        Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7.        Net Issue Election.

    7.1.        Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).

    7.2.        Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

    7.3.        Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a share of Common Stock or Warrant Stock as of a particular date (the “Determination Date”) shall mean the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted in the Nasdaq Stock Market, or if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by the Company’s Board of Directors.

8.        Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9.        Notice of Proposed Transfers. In addition to any other limitation on transfer created by applicable securities laws, the Holder shall not transfer, assign, encumber or dispose of any interest in this Warrant without the prior consent of the Company, except to any affiliate of such Holder that is an “accredited investor”.

10.        Replacement of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.        Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Note.

12.        Taxes. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder, and the Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

13.        Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

14.        Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.        Facsimile Signature. This Warrant may be executed by the Company in facsimile form and upon receipt by the Holder of such faxed executed copy of this Warrant, this Warrant shall be binding upon and enforceable against the Company in accordance with its terms. The Company shall promptly forward to the Holder an original of the facsimile signed copy of this Warrant previously delivered to Holder.

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IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

PHASEBIO PHARMACEUTICALS, INC.

By:	/s/ Thomas K. Laundon
Thomas K. Laundon, Secretary

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